Exhibit 21

Subsidiaries of Registrant

Jurisdiction

73 Medical Building, LLC	Connecticut
653 Town Center Investments, LLC	Arizona
653 Town Center Phase II, LLC	Arizona
Auburn Medical Properties II, LLC	Delaware
ApaMed Properties, LLC	Arizona
Banburry Medical Properties, LLC	Delaware
BRB/E Building One, LLC	Texas
Centennial Medical Properties, LLC	Delaware
Cimarron Medical Properties, LLC	Texas
Cobre Properties, LLC	Delaware
Cypresswood Investments, L.P	Georgia
Deerval Properties, LLC	Arizona
DesMed, LLC	Arizona
Forney Deerval, LLC	Texas
Forney Willetta, LLC	Texas
Gold Shadow Properties, LLC	Arizona
NSHE TX Bay City, LLC	Texas
NSHE TX Cedar Park, LLC	Texas
Paseo Medical Properties II, LLC	Arizona
Pax Medical Holdings, LLC	Delaware
Riverdale Realty, LLC	Georgia
Saratoga Hospital Properties, LP	Texas
Sheffield Properties, LLC	Georgia
Spring Valley Medical Properties, LLC	Arizona
Spring Valley Medical Properties II, LLC	Arizona
Saratoga Hospital Properties, LP	Texas
Tuscan Medical Properties, LLC	Delaware
UHT TRS, LLC	Delaware
UHT/Ensemble Properties I, LLC	Delaware
Willetta Medical Properties, LLC	Arizona